UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 30, 2020

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Series A Junior Participating Preferred Stock Purchase Rights		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On October 30, 2020, Chico's FAS, Inc. (the “Company”) and certain material domestic subsidiaries entered into an Amendment No. 1 (the "Amendment") to that certain Credit Agreement (the "Credit Agreement"), dated as of August 2, 2018, by and among the Company, certain material domestic subsidiaries as co-borrowers and guarantors, Wells Fargo Bank, National Association, as Agent, letter of credit issuer and swing line lender, and certain lenders party thereto.

The Amendment, among other things, (i) increases the asset-based senior secured revolving loan (the "ABL") from up to $200 million to up to $285 million, (ii) extends the maturity from August 2, 2023 to October 30, 2025, (iii) amends the ABL borrowing base and ties it to accounts receivable, the level of inventory and the value of certain real estate, (iv) increases the margin on LIBO rate loans drawn under the ABL from 1.25% to 2.25% (subject to an increase to 2.50% based upon average quarterly excess availability under the ABL), with a LIBO rate floor of 0.75%, (v) increases the commitment fee on the unused portion of the commitments under the ABL from 0.20% to 0.375%, and (vi) amends certain covenants, including replacing the existing fixed charge coverage ratio covenant with a minimum excess availability covenant which requires excess availability to be less than the greater of 10% of the loan cap and $29.25 million.

The Amendment also provides for a $15 million first-in last-out loan (the "FILO"). The interest rate applicable to FILO loans is equal to, at the Company's option, either a base rate, determined by reference to the federal funds rate, or a LIBO rate, plus in each case a margin of 4.5%, with a LIBO rate floor of 0.75%. The FILO includes a prepayment penalty equal to 1.0% in the first year, 0.5% in the second year and none thereafter. The FILO can only be prepaid if there are no outstanding borrowings under the ABL.

The Company's obligations under the Credit Agreement are guaranteed by the guarantors and secured by a first priority lien on certain assets of the Company and certain material domestic subsidiaries, including inventory, accounts receivable, cash deposits, certain insurance proceeds, real estate, fixtures and certain intellectual property.

As of immediately following entry into the Amendment, there were $134 million in ABL loans and $15 million of FILO loans outstanding under the Credit Agreement.

The foregoing is only a summary of certain material terms of the Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into Material Definitive Agreements” is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.

(d)Exhibits:

Exhibit 10.1	Amendment No. 1 to Credit Agreement, dated as of October 30, 2020, by and among Chico's FAS, Inc., certain of its subsidiaries and Wells Fargo Bank, National Association and the lenders party thereto.
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: November 2, 2020	By:
/s/ David M. Oliver
David M. Oliver, Interim Chief Financial Officer and Senior Vice President, Controller

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Amendment No. 1 to Credit Agreement, dated as of October 30, 2020, by and among Chico's FAS, Inc., certain of its subsidiaries and Wells Fargo Bank, National Association and the lenders party thereto.
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

Amendment Flag	false
Entity Central Index Key	0000897429
CHS